Exhibit 99.1

Lifeloc Reports Third Quarter 2022 Results

WHEAT RIDGE, Colo., November 10, 2022 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the third quarter ended September 30, 2022.

Third Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $2.032 million in the third quarter of 2022, resulting in a quarterly net loss of $(87) thousand, or $(0.04) per diluted share. These results compare to net revenue of $1.887 million and quarterly net profit of $523 thousand, or $0.21 per diluted share in the third quarter of 2021. The income for the third quarter of 2021 includes the benefit from the forgiveness of the second round SBA Paycheck Protection Program (PPP) loan of $471 thousand. Revenue for the quarter increased 8% versus the third quarter last year, as demand continued to recover from the impact of the COVID-19 global pandemic and the government ordered shutdowns. Nine-month net revenue of $6.373 million and a net loss of $(433) thousand, or $(0.18) per diluted share, compared to net revenue of $5.427 million and a net profit of $816 thousand, or $0.33 per diluted share, for the same nine months of 2021. The income for the first nine months of 2021 includes the benefit from the forgiveness of both rounds of the SBA Paycheck Protection Program (PPP) loan of $936 thousand.

Increasing research and development investment as well as supply chain disruption contributed to the net loss in this quarter despite increased revenue. Supply chain delays have added some costs, and component inflation has added more. The company implemented a broad price increase during the second quarter in response to rising costs.

New platform LX9 and LT7 devices are producing strong sales growth. The L-series devices feature a high-resolution color display with a highly customizable user interface. Their features and performance have driven penetration by meeting previously unaddressable market needs, such as wider temperature ranges and fast customization that incorporates local languages. Based on our experience to date, we expect that most L-series sales will be incremental to FC-series devices rather than displacing FC sales. The L-series devices are meeting the requirements of the most modern registration standards, such as SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors.

We believe our most important goal and best opportunity remains the convergence of the global need for rapid detection of drugs of abuse with Lifeloc’s proven capability to build easy-to-use portable testing equipment. We are focusing our research and development efforts on leveraging the SpinDx™ technology platform, sometimes referred to as "Lab on a Disk," to develop a series of devices and tests that can be used at roadside, emergency rooms, forensic labs and in workplace testing to get a rapid and quantitative measure for a panel of drugs of abuse, beginning with a device that allows for detection of delta-9-THC (the major intoxicating component of the cannabis plant) from a test subject’s saliva. Testing has commenced to validate the SpinDx technology against the definitive standard liquid chromatography-mass spectroscopy (LCMS) measurement utilizing human samples.  The human saliva SpinDx results are showing good correlation to the LCMS data. We are also developing a device based on our recently updated LX9 breathalyzer that, when coupled with the SpinDx technology, will be our marijuana breathalyzer system.  In anticipation of possible SpinDx supply chain delays, we’ve already begun purchasing small quantities of components ahead of the initial production builds.

Our R.A.D.A.R.® 200 device has been introduced to the market, and the market feedback is that the device needs a few additional specific upgrades to gain widespread acceptance. The R.A.D.A.R. device promises to address a critical and valuable market need for self-administered alcohol monitoring. Lifeloc had formed a subsidiary, Probation Tracker Inc. (PTI), in preparation for a spinoff of the R.A.D.A.R. technology into a new entity devoted to engaging in the required additional developmental upgrades. Anticipating delays with the SEC on the registration of the PTI shares, we withdrew the registration, cancelled the planned spinoff and instead have engaged a consultant to outsource the remaining R.A.D.A.R. development. We have chosen this outsourcing route so that our internal research and development team can keep its primary focus on SpinDx commercialization.

“We have overcome a number of challenges over the last few years from pandemic and supply chain delays to labor tightness and inflation,” commented Dr. Wayne Willkomm, President and CEO. “We are well positioned for the future, with the new L-series devices opening new opportunities and resulting in a growing revenue contribution as well as the product pipeline built on the SpinDx product platform. We expect research and development expenses to remain high in this push to complete the first of many products on the SpinDx platform, but we are choosing to prioritize substantial value creation over short-term profitability. We are excited to see positive results from the human samples in the SpinDx testing and look forward to getting these products released.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, performance, expectations about new and existing products, market demand, economic conditions, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

R.A.D.A.R.® is a registered trademark of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

 LIFELOC TECHNOLOGIES, INC.

Condensed Balance Sheets

ASSETS
	September 30,	December 31,
	2022	2021
CURRENT ASSETS:	(Unaudited)
Cash	$2,124,531	$2,571,668
Accounts receivable, net	658,322	562,092
Inventories, net	2,694,957	2,668,789
Prepaid expenses and other	115,938	56,897
Total current assets	5,593,748	5,859,446

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	1,149,855	958,785
Training courses	432,375	432,375
Office equipment, software and space modifications	216,618	216,618
Sales and marketing equipment and space modifications	226,356	226,356
Research and development equipment, software and space modifications	467,485	456,685
Less accumulated depreciation	(2,898,763)	(2,518,966)
Total property and equipment, net	2,410,101	2,588,028

OTHER ASSETS:
Patents, net	80,591	134,428
Deposits and other	500	163,480
Deferred taxes	345,228	204,449
Total other assets	426,319	502,357
Total assets	$8,430,168	$8,949,831

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$442,855	$445,985
Term loan payable, current portion	49,645	48,513
Customer deposits	180,560	170,952
Accrued expenses	234,613	298,530
Deferred revenue, current portion	58,173	71,604
Reserve for warranty expense	46,500	46,500
Total current liabilities	1,012,346	1,082,084

TERM LOAN PAYABLE, net of current portion and debt issuance costs	1,231,790	1,267,551
DEFERRED REVENUE, net of current portion	8,074	6,430
Total liabilities	2,252,210	2,356,065

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

Common stock, no par value; 50,000,000 shares authorized, 2,454,116 shares outstanding	4,668,014	4,650,812
Retained earnings	1,509,944	1,942,954
Total stockholders' equity	6,177,958	6,593,766

Total liabilities and stockholders' equity	$8,430,168	$8,949,831

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Income (Unaudited)

	Three Months Ended September 30,
REVENUES:	2022	2021
Product sales	$2,007,652	$1,855,308
Royalties	1,225	9,941
Rental income	22,989	22,239
Total	2,031,866	1,887,488

COST OF SALES	1,263,951	953,437

GROSS PROFIT	767,915	934,051

OPERATING EXPENSES:
Research and development	313,092	299,653
Sales and marketing	268,515	306,664
General and administrative	296,806	245,970
Total	878,413	852,287

OPERATING INCOME (LOSS)	(110,498)	81,764

OTHER INCOME (EXPENSE):
Forgiveness of Paycheck Protection loan	—	471,347
Interest income	4,508	1,347
Interest expense	(10,724)	(13,568)
Total	(6,216)	459,126

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(116,714)	540,890

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	29,742	(18,230)

NET INCOME (LOSS)	$(86,972)	$522,660

NET INCOME (LOSS) PER SHARE, BASIC	$(0.04)	$0.21

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.04)	$0.21

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,501,034

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Income (Unaudited)

	Nine Months Ended September 30,
REVENUES:	2022	2021
Product sales	$6,264,222	$5,304,800
Royalties	40,437	56,157
Rental income	67,867	65,710
Total	6,372,526	5,426,667

COST OF SALES	4,099,087	3,063,321

GROSS PROFIT	2,273,439	2,363,346

OPERATING EXPENSES:
Research and development	1,056,026	873,498
Sales and marketing	821,821	751,266
General and administrative	943,060	852,998
Total	2,820,907	2,477,762

OPERATING INCOME (LOSS)	(547,468)	(114,416)

OTHER INCOME (EXPENSE):
Forgiveness of Paycheck Protection loan	—	936,444
Interest income	6,130	2,659
Interest expense	(32,451)	(40,629)
Total	(26,321)	898,474

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(573,789)	784,058

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	140,779	32,361

NET INCOME (LOSS)	$(433,010)	$816,419

NET INCOME (LOSS) PER SHARE, BASIC	$(0.18)	$0.33

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.18)	$0.33

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,493,492

Lifeloc Technologies, Inc.
Condensed Statements of Stockholders' Equity (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total stockholders' equity, beginning balances	$6,264,930	$6,211,558	$6,593,766	$5,900,642

Common stock (no shares issued during periods):
Beginning balances	4,668,014	4,650,812	4,650,812	4,633,655

Stock based compensation expense related to stock options	—	—	17,202	17,157
Ending balances	4,668,014	4,650,812	4,668,014	4,650,812

Retained earnings:
Beginning balances	1,596,916	1,560,746	1,942,954	1,266,987
Net income (loss)	(86,972)	522,660	(433,010)	816,419
Ending balances	1,509,944	2,083,406	1,509,944	2,083,406

Total stockholders' equity, ending balances	$6,177,958	$6,734,218	$6,177,958	$6,734,218

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2022	2021
Net income (loss)	$(433,010)	$816,419

Adjustments to reconcile net income to net cash provided from (used in) operating activities-
Forgiveness of Paycheck Protection loans	—	(936,444)
Depreciation and amortization	438,549	206,222
Provision for doubtful accounts, net change	—	(49,000)
Provision for inventory obsolescence, net change	154,367	(5,000)
Deferred taxes, net change	(140,779)	12,927
Stock based compensation expense related to stock options	17,202	17,157
Changes in operating assets and liabilities-
Accounts receivable	(96,230)	(27,465)
Inventories	(180,535)	(82,991)
Income taxes receivable	—	175,369
Prepaid expenses and other	(59,041)	(11,430)
Deposits and other	162,980	1,318
Accounts payable	(3,130)	(103,279)
Customer deposits	9,608	3,080
Accrued expenses	(63,917)	(71,780)
Deferred revenue	(11,787)	6,458

Net cash provided from (used in) operating activities	(205,723)	(48,439)

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(201,870)	(64,254)
Patent filing expense	(1,687)	(661)
Net cash (used in) investing activities	(203,557)	(64,915)

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Principal payments made on term loan	(37,857)	(1,328,625)
Proceeds from refinancing term loan	—	1,350,000
Cost of refinancing term loan	—	(18,156)
Proceeds from Paycheck Protection loan (round 2)	—	471,347
Net cash provided from (used in) financing activities	(37,857)	474,566

NET INCREASE (DECREASE) IN CASH	(447,137)	361,212

CASH, BEGINNING OF PERIOD	2,571,668	2,195,070

CASH, END OF PERIOD	$2,124,531	$2,556,282

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$29,223	$39,815

Cash paid for income tax	$—	$—